UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2008
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive
Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Change in Registrant’s Certifying Accountants
     (a) On May 9, 2008, Deloitte & Touche LLP (“Deloitte & Touche”) communicated to Preformed Line Products Company (the “Company”) that it has declined to stand for reappointment as the Company’s independent registered public accounting firm.
     Deloitte & Touche’s report on the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report included explanatory paragraphs regarding the Company’s adoption of (i) Financial Accounting Standards Board Interpretation No. 48 effective January 1, 2007, (ii) FASB Staff Position AUG AIR-1 in 2007, (iii) Statement of Financial Accounting Standards No. 123R effective January 1, 2006, and (iv) SFAS No. 158 effective December 31, 2006.
     During the Company’s two most recent fiscal years ended December 31, 2007 and 2006, and the subsequent interim period through May 9, 2008, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year.
     During the Company’s two most recent fiscal years ended December 31, 2007 and 2006, and the subsequent interim period through May 9, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Deloitte & Touche’s report on the Company’s internal control over financial reporting as of December 31, 2007 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as a consequence of the Company not having sufficient resources with the appropriate technical accounting knowledge in the finance organization as disclosed in the Company’s Annual Report on Form 10-K filed on April 7, 2008.
     (b) On May 12, 2008, after an eleven week search and proposal process, the Audit Committee of the Board of Directors of Preformed Line Products Company (the “Company”) voted to approve the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm. Ernst & Young will succeed Deloitte & Touche. Deloitte & Touche was not invited to participate in the proposal process.
     Additionally, during the Company’s two most recent fiscal years ended December 31, 2007 and 2006, and the subsequent interim period through May 12, 2008, neither the Company, nor anyone acting on its behalf, consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
     The Company furnished a copy of the above disclosures to Deloitte & Touche and requested that Deloitte & Touche provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits
     The following exhibits are furnished as a part of this Current Report on Form 8-K:

16.1	Letter from Deloitte & Touche to the Securities and Exchange Commission, dated May 15, 2008, regarding agreement with the statements made in this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Eric R. Graef
Eric R. Graef,
DATED: May 15, 2008	Vice President - Finance and Treasurer

Exhibit Index

16.1	Letter from D&T to the Securities and Exchange Commission, dated May 15, 2008, regarding agreement with the statements made in this Form 8-K.